Exhibit 10.20

LAND DEVELOPMENT ASSOCIATES, S.E.
Doral Building, 7th Floor
650 Munoz Rivera Avenue
Hato Rey, Puerto Rico 00918-4149

July 13, 2001

Mrs. Carmen Rocafort
Vice President
FirstBank Puerto Rico
Santurce, Puerto Rico

Re: KEMBT Corporation

Dear Mrs. Rocafort:

Reference is made to that certain Loan Agreement between Land Development Associates, S.E. ("LDA") and FirstBank Puerto Rico ("you"), dated August 3, 1995, as amended, (the "LDA Loan Agreement") and that certain Non-Revolving Credit Agreement between KEMBT Corporation ("KEMBT") and you, dated the date hereof (the "Credit Agreement").

Pursuant to the LDA Loan Agreement, LDA is required to deliver to you as repayment of its obligations under the LDA Loan Agreement an amount equal to seventy percent (70%) of the sales price of the portions of the real estate forming part of the Parque Escorial Office Park and of the real estate identified as the Parque Escorial Development and from the assigned distributions made to Borrower by Eli, S.E. (the "LDA Payment").

In order to repay certain obligations to KEMBT arising from a certain Cash Flow Note dated August 15, 2000, LDA requests your consent for the application by you of an amount equal to 40% of the LDA Payment, to KEMBT's obligations under the Credit Agreement, without such bifurcation of the LDA Payment constituting a release or waiver of any covenant or condition (whether of payment or otherwise) under the LDA Agreement.

Furthermore, as a condition of you entering into the Credit Agreement and extending credit thereunder, LDA agrees to modify and hereby modifies, with your consent, the LDA Loan Agreement to the effect that the occurrence of an event of default under the Credit Agreement shall constitute an event of default under the LDA Agreement as if such was caused by LDA, giving you the right to foreclose on the collateral guaranteeing the LDA Loan Agreement. Notwithstanding the said cross-default and cross-guarantee rights granted to you herein, LDA shall retain the right to cure any such default as such may be cured by KEMBT pursuant to the terms of the Credit Agreement.

Sincerely,

Land Development Associates, S.E.
By: Interstate General Properties Limited
Partnership, S.E., its Managing Partner
By: IGP Group Corp., its General Partner
By: /s/ Carlos R. Rodriguez
Carlos R. Rodriguez
President

Agreed and Acknowledged:

I.G.P. Group Corp (Guarantor)
By: /s/ Carlos R. Rodriguez
Carlos R. Rodriguez
Chief Executive Office

American Community Properties Trust (Guarantor)
By: /s/ Carlos R. Rodriguez
Carlos R. Rodriguez
Authorized Officer

American Land Development U.S., Inc. (Guarantor)
By: /s/ Carlos R. Rodriguez
Carlos R. Rodriguez
Authorized Officer

Interstate General Properties Limited Partnership, S.E. (Guarantor)
By: I.G.P. Group Corp., its General Partner

By: /s/ Carlos R. Rodriguez
Carlos R. Rodriguez
Chief Executive Officer

FirstBank Puerto Rico (Lender)
By: /s/ Carmen Rocafort
 Carmen Rocafort
Vice President